UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2005 (November 14, 2005)
Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961

(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

6564 Smoke Tree Lane
Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission. Fusion undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement

EGPI Firecreek, Inc.’s (the “Company”) wholly-owned subsidiary, Firecreek Petroleum, Inc. (“FPI”), entered into a Purchase and Sale Agreement, dated November 10, 2005 (“Purchase Agreement”) with Newport Oil Corporation (“NOC”) providing for the sale to FPI of a fifty percent (50%) interest in two tracts of land in the state of Wyoming, County of Sweetwater, under the prospect name of “Ten Mile Draw” (“TMD”). The total investment required to initiate phase one of the project is approximately $2.2 million, of which the Company has paid approximately $1.1 million on November 14, 2005. In connection with the Purchase Agreement, FPI and NOC entered into an Operating Agreement providing for their mutual understandings pertaining to the exploration and development of these tracts for the production of oil and gas.

A copy of the Purchase Agreement and Operating Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

Further, on November 14, 2005, the Company entered into a Security Agreement (“Security Agreement”) with Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (collectively “Dutchess”) providing for a security interest in and to the TMD tracts until the satisfaction in full of all obligations under a certain Promissory Note issued to Dutchess in the face amount of $1.6 million (the “Note”). The Note carries no interest and matures on November 14, 2006. Payments made by the Company in satisfaction of the Note shall be made from each Put tendered pursuant to that certain Investment Agreement, as amended, dated August 23, 2005, between the Company and Dutchess. The Company is obligated to make payments to Dutchess in an amount equal to the greater of: (i) one hundred percent (100%) of each Put to Dutchess from the Company; or (b) one hundred and thirty-three three thousand and thirty-three dollars ($133,333) until the face amount of the Note is paid in full. Repayment of the Note shall commence on December 1, 2005. The proceeds from the sale of the Note were used for the purchase of the TMD tracts and for working capital. The Company has previously disclosed its Investment Agreement, as amended, with Dutchess in its Registration Statement on Form SB-2 declared effective on September 7, 2005 and in a Current Report on Form 8-K filed on September 13, 2005.

A copy of the Security Agreement and Note are attached hereto as Exhibits 10.3 and 10.4, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 of this Form 8-K, on November 14, 2005, FPI acquired a fifty percent (50%) undivided interest in two tracts of land in the State of Wyoming, County of Sweetwater, under the prospect name of “Ten Mile Draw”. The description of the acquisition and the Purchase Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 of this Form 8-K, on November 14, 2005, the Company issued to Dutchess a Term Note in the face amount of $1.6 million, without interest, and a maturity date of November 14, 2006. The description of the financial obligation and the Note and Security Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On November 15, 2005 the Company issued a press release announcing the purchase by its wholly owned subsidiary, FPI, of a fifty percent (50%) undivided interest in two tracts of land called “Ten Mile Draw”.

The Press Release is attached as Exhibit 99.1

Item 9.01 Financed Statements and Exhibits

(c) Exhibits

10.1	Purchase and Sale Agreement by and between Firecreek Petroleum, Inc. and Newport Oil Corporation, dated November 17, 2005.

10.2	Operating Agreement by and between Firecreek Petroleum, Inc. and Newport Oil Corporation, dated November 10, 2005.

10.3	Promissory Note, dated November 14, 2005.

10.4	Security Agreement by and between the Company and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP, dated November 14, 2005

99.1	Press Release titled, “EGPI/Firecreek Acquires First National Gas Property.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC.
(formerly Energy Producers, Inc.)

By:	/s/ Dennis R. Alexander
Chairman and Chief Financial Officer

November 16, 2005

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Purchase and Sale Agreement by and between Firecreek Petroleum, Inc. and New Oil Corporation, dated November 17, 2005.
10.2	Operating Agreement by and between Firecreek Petroleum, Inc. and New Oil Corporation, dated November 10, 2005.
10.3	Promissory Note, dated November 14, 2005
10.4	Security Agreement by and between the Company and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP, dated November 14, 2005
99.1	Press Release titled, “EGPI/Firecreek Acquires First National Gas Property.”